UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 28, 2005

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SFBC INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-16119	59-2407464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11190 Biscayne Blvd., Miami, Florida 33181

(305) 895-0304

(Address and telephone number
of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 28, 2005 we amended our $90 million Amended and Restated Credit Agreement (the “Amendment”) which was arranged and is administrated by UBS Securities LLC. The Amendment gives us the ability to spend up to $30 million, either from cash on hand or from borrowings, to repurchase shares of our common stock on the open market, less approximately $3.1 million which we recently used to repurchase 100,000 shares of our common stock. In connection with this amendment, our board of directors changed our stock buyback program from a share limit of 1,000,000 shares to a dollar limit of the number of shares which can be purchased for an aggregate of $30 million. The $30 million limit includes the $3.1 million in shares which we recently repurchased under the guidelines of the Credit Facility in effect prior to the Amendment.

The Amendment also provides us with greater flexibility in connection with our hedging activities, and increases our capital expenditure limitations for 2005. All other terms and conditions of the Credit Agreement remain in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFBC INTERNATIONAL, INC.
By:	/s/ DAVID NATAN
Vice President and Chief Financial Officer

Date:   November 30, 2005

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